UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 21, 2015
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On December 21, 2015, E. Haas Gallaway, Jr. announced his retirement from the Board of Directors of the Registrant and its wholly-owned subsidiary, Millington Bank, with such retirement to be effective as of December 31, 2015.

(d)           The Boards of Directors of the Registrant and Millington Bank appointed Robert D. Vollers to fill the vacancy on their respective Boards caused by Mr. Gallaway’s retirement effective January 1, 2016.  It is expected that Mr. Vollers will be appointed to the Compensation Committee of the Registrant. Mr. Vollers is the Managing Director/Owner of Heritage Guild Companies which operates three retail firearms and archery stores.  He is also the Managing Member/Owner of eight Stowaway Self Storage Facilities located in New Jersey, Pennsylvania and New York as well as the Managing Member/Owner of Flemington Sportsplex Facility, an ice and indoor turf facility located in Flemington, New Jersey.  From 1982-2015, Mr. Vollers served in various capacities with Vollers Inc. and Vollers Excavating, a large site improvement company operating in New Jersey, Pennsylvania and New York including serving as Chief Executive Officer from 2004-2015.  Mr. Vollers previously served as a Regional Director of Team Capital Bank, a de novo bank formed in 2005 and which was acquired in 2014 by Provident Financial Services, Inc. There are no transactions between Mr. Vollers on the one hand and the Registrant or Millington Bank on the other of the type required to be disclosed by Item 404(a) of Regulation S-K.

(e)           On December 21, 2015, Millington Bank approved an amendment to Millington Bank’s Directors Consultation and Retirement Plan (the “Directors Retirement Plan”) providing that a director who elects to retire prior to the 2016 Annual Meeting of Shareholders will be credited with an additional three years of service credit under the plan in determining retirement benefits.  Mr. E. Haas Galloway, Jr. elected to retire in accordance with this retirement plan amendment and will receive an additional 24 monthly retirement payments of $2,100 per month in addition to the 144 monthly retirement payments of $2,100 that he will be paid in accordance with the plan before this plan amendment was approved.  A copy of the amendment to the Directors Retirement Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

In addition, Millington Bank approved the Millington Bank Directors Deferred Compensation Plan (the “Deferred Compensation Plan”) providing that a Director may elect annually to defer the receipt of his or her Board meeting fees and annual retainer.  Such deferred fees will be credited with interest earnings of 2% per annum, subject to a future change in such earnings rate within the discretion of the Board.  Such deferrals will be paid following a participant's retirement from the Board.  A copy of the Deferred Compensation Plan is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment to Directors Retirement Plan
10.2	Millington Bank Directors Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: December 28, 2015		Michael A. Shriner President and Chief Executive Officer